UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 20, 2006

Laurel Capital Group, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-23010	25-1717451

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2724 Harts Run Road, Allison Park, Pennsylvania	15101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(412) 487-7400

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     In connection with the requirement to amend employment and severance agreements and various non-qualified compensation plans in order to address compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the proposed regulations promulgated thereunder as well as to satisfy certain obligations imposed by the terms of the Agreement and Plan of Merger between Laurel Capital Group, Inc. and First Commonwealth Financial Corporation (“FCF”) as of April 27, 2006 (the “Merger Agreement”), the Board of Directors (individually, the “Company Board” and the “Bank Board” and collectively, the “Boards”) of Laurel Capital Group, Inc. (the “Company”) and Laurel Savings Bank (the “Bank”) on July 20, 2006 adopted amendments to various employment and severance agreements and various benefit plans. Specifically, the Boards adopted the amended and restated employment agreements with Messrs. Edwin R. Maus (the President and Chief Executive Officer) and John A. Howard, Jr. (the Senior Vice President and Chief Financial Officer). The Company Board adopted the Amended and Restated Deferred Compensation Plan (“DCP”). In addition, the Bank Board adopted an amended and restated change in control severance agreement with Robert A. Stephens (the Bank’s Senior Vice President and Chief Lending Officer), amended and restated supplemental executive retirement plan agreements (“SERPs”) with Messrs. Maus, Howard, Stephens and William T. Puz (Vice President) and Mesdames Carrie Havas (Vice President, Internal Audit) and Stacy N. Krempasky (Vice President) (collectively, the “Executives”), amended and restated trustee deferred compensation agreements (“TDCAs”) with Messrs. Richard J. Cessar, J. Harold Norris and Richard S. Hamilton and Ms. Annette D. Ganassi (collectively, the “Trustees”), the Laurel Savings Bank Amended and Restated Group Term Carve-Out Plan and amended and restated trustee split dollar agreements with the Trustees (collectively, the “Amended Plans and Agreements”).
     Substantially all of the amendments relate to revisions to the Amended Agreements and Plans to bring them into compliance with the provisions of Section 409A of the Code. Except as set forth below, the revisions reflected in the Amended Agreements and Plans did not affect the benefits being provided thereunder. Under the terms of the Merger Agreement, the SERPs, the TDCAs and the DCP are to be terminated. With respect to the SERPs and the DCP, they were amended to provide that upon the termination thereof, the amounts due thereunder would be paid to the participants in a lump sum no later than the completion of the merger of the Company with and into FCF (the “Merger”). The amounts due under the SERPs will be discounted to present value to reflect the acceleration of the payments due thereunder. With respect to the TDCAs, in accordance with the Merger Agreement, they were amended to provide that upon their termination, the amounts due thereunder would be paid out to the participants (the only two Trustees eligible to receive benefits under the TDCAs will be Messrs. Cessar and Norris) on an installment basis over a period of 12 months rather than five years as originally provided for in the TDCAs. In accordance with the Merger Agreement, the SERPs, the TDCAs and the DCP will be terminated prior to completion of the Merger.
     For additional information, reference is made to the Amended Agreements and Plans included herein as Exhibits 10.1 through 10.12 hereto and which are incorporated herein and made a part hereof by reference thereto.

Item 9.01     Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

10.1	Amended and Restated Agreement between Laurel Capital Group, Inc., Laurel Savings Bank and Edwin R. Maus.

10.2	Amended and Restated Agreement between Laurel Capital Group, Inc., Laurel Savings Bank and John A. Howard, Jr.

10.3	Amended and Restated Change in Control Severance Agreement between Laurel Savings Bank and Robert A. Stephens.

10.4	Form of Laurel Savings Bank Amended and Restated Supplemental Executive Retirement Plan Agreement for Messrs. Edwin R. Maus and John A. Howard, Jr.

10.5	Form of Laurel Savings Bank Amended and Restated Supplemental Executive Retirement Plan Agreement for Mr. Robert A. Stephens.

10.6	Form of Laurel Savings Bank Amended and Restated Supplemental Executive Retirement Plan Agreement for Mr. William T. Puz.

10.7	Form of Laurel Savings Bank Amended and Restated Supplemental Executive Retirement Plan Agreement for Mesdames Carrie Havas and Stacy N. Krempasky.

10.8	Form of Laurel Savings Bank Amended and Restated Trustee Deferred Compensation Agreement for Messrs. Richard J. Cessar and J. Harold Norris.

10.9	Form of Laurel Savings Bank Amended and Restated Trustee Deferred Compensation Agreement for Mr. Richard S. Hamilton and Ms. Annette D. Ganassi.

10.10	Laurel Savings Bank Amended and Restated Group Term Carve-Out Plan.

10.11	Form of Laurel Savings Bank Amended and Restated Trustee Split Dollar Agreement.

10.12	Laurel Capital Group, Inc. Amended and Restated Deferred Compensation Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREL CAPITAL GROUP, INC.
By:	/s/Edwin R. Maus
	Name:	Edwin R. Maus
	Title:	President and Chief Executive Officer

Date: July 26, 2006

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